SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 30, 2006

NORTHWEST BIOTHERAPEUTICS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OR OTHER	0-33393	94-3306718
JURISDICTION	(COMMISSION FILE	(I.R.S. EMPLOYER
OF INCORPORATION)	NUMBER)	IDENTIFICATION NO.)
18701 120th Avenue NE, Suite 101, Bothell, WA 98011
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE (425) 608-3000

INAPPLICABLE
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 Unregistered Sales of Equity Securities.
On March 30, 2006 Northwest Biotherapeutics, Inc. (the “Company”) issued an aggregate of 1,029,558 shares of its common stock to two former employees as a result of the net exercise of warrants to purchase an aggregate of 1,111,108 shares of common stock at $0.04 per share held by those individuals.
On April 7, 2006, the Company issued 482,091 shares of its common stock to an accredited investor as a result of the net exercise of the warrant to purchase 714,825 shares of common stock at $0.14 per share acquired by such investor pursuant to the Company’s private placement of common stock and warrants which closed on April 4, 2006.
In each case, the shares of common stock were offered and sold in reliance upon exemptions from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended as an exchange of securities where no commission or other remuneration is paid or given directly or indirectly for soliciting the exchange. At the time of their issuance, the above described shares of common stock will be deemed to be restricted securities for purposes of the Securities Act of 1933, as amended.
ITEM 3.03 Material Modification to Rights of Security Holders.
The information in Item 5.03 is incorporated herein by reference.
ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 25, 2006, the Company’s Board of Directors approved an amendment (the “Bylaw Amendment”) to its Second Amended and Restated Bylaws (the “Bylaws”) to permit its stockholders to take formal actions by written consent, which was previously prohibited by the Bylaws. The Bylaw Amendment is effective without any action on the part of the Company’s stockholders. A copy of the Bylaw Amendment is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	First Amendment to Second Amended and Restated Bylaws of Northwest Biotherapeutics, Inc.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.
By	/s/ Alton Boynton
Alton L. Boynton
President